                              FINANCIAL STATEMENTS




                                  EXHIBIT 99.2
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                          WILMINGTON TRUST CORPORATION

                        2000 EMPLOYEE STOCK PURCHASE PLAN

                              MAY 31, 2002 AND 2001
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AUDITED FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN


MAY 31, 2002 AND 2001


FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Report of Independent Auditors  . . . . . . . . . . . . . . . . . . .        1

Statement of Financial Condition  . . . . . . . . . . . . . . . . . .        2

Statement of Income and Changes In Participants' Equity  . . . . . .         3

Notes to Financial Statements . . . . . . . . . . . . . . . . . . . .        4

                          INDEPENDENT AUDITORS' REPORT

To the Wilmington Trust Corporation
Benefits Committee:

We have audited the accompanying statement of financial condition of the Wilmington Trust Corporation 2000 Employee Stock Purchase Plan (the Plan) as of May 31, 2002 and 2001, and the related statement of income and changes in participants' equity for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan as of May 31, 2002 and 2001, and its income and changes in participants' equity for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

                                  /s/ KPMG LLP

Philadelphia, PA
August 9, 2002

STATEMENT OF FINANCIAL CONDITION

WILMINGTON TRUST CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN



                                              May 31,           May 31,
                                               2002              2001
                                            ----------        ----------
ASSETS

  Investment - interest-bearing
   deposits held at
   Wilmington Trust Company                 $2,610,707        $2,282,803
                                            ==========        ==========

LIABILITIES AND PARTICIPANTS' EQUITY

  Taxes withheld for participants           $      833        $      764
  Participants' equity                       2,609,874         2,282,039
                                            ----------        ----------

     Total liabilities and
      participants' equity                  $2,610,707        $2,282,803
                                            ==========        ==========



See notes to financial statements.
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STATEMENT OF INCOME AND CHANGES IN PARTICIPANTS' EQUITY

WILMINGTON TRUST CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN


                                                       Years Ended May 31
                                                  ----------------------------
                                                     2002              2001
                                                  ----------        ----------
INCOME

Investment income - interest                      $    2,577        $   12,428
                                                  ----------        ----------
    Total income                                       2,577            12,428

OTHER ADDITIONS

Contributions from participants (including
 amounts due back to participants of
 $72,430 and $1,838 at May 31, 2002
 and 2001, respectively)                           2,608,130         2,270,375
                                                  ----------        ----------

                                                   2,610,707         2,282,803
                                                  ----------        ----------

DEDUCTIONS

Distributions to participants:
    Wilmington Trust
      Corporation common stock                     2,268,537              --
    Cash                                              14,266              --
                                                  ----------        ----------

                                                   2,282,803              --
                                                  ----------        ----------


NET ADDITIONS                                        327,904         2,282,803

PLAN BALANCE AT BEGINNING OF YEAR                  2,282,803              --
                                                  ----------        ----------

PLAN BALANCE AT END OF YEAR                       $2,610,707        $2,282,803
                                                  ==========        ==========


See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN


NOTE A -- SIGNIFICANT ACCOUNTING POLICIES

Investments consist of interest-bearing savings accounts held with Wilmington Trust Company, a related party. Those accounts are carried at cost, which approximates market.

The administrative costs of the 2000 Employee Stock Purchase Plan (the "Plan") of Wilmington Trust Corporation (the "Corporation") are paid by the Corporation. The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE B -- DESCRIPTION OF PLAN

The Board of Directors of the Corporation approved the Plan on February 17, 2000. The Corporation's stockholders approved the Plan on May 11, 2000 to commence on June 1, 2000. The Plan replaced the Corporation's 1996 Employee Stock Purchase Plan (the "1996 Plan"), which terminated on May 31, 2000 and contained substantially similar provisions. The Plan provides for the purchase of up to 400,000 shares of the Corporation's common stock by eligible employees. See Note D below. For any offering period, each eligible employee may elect to have up to the lesser of 10% of his or her annual base salary or $21,250 deducted from his or her pay and accumulated with interest until the end of the offering period. The minimum contribution must be an amount equal to the offering price of five shares.

At the end of each offering period, the balance in each participant's payroll deduction account is applied to the purchase of the largest number of full shares of the Corporation's common stock possible without exceeding the maximum number of shares the participant elected. The price at which the shares are deemed to have been purchased is equal to 85% of the lesser of the last sale price of the Corporation's common stock on the New York Stock Exchange at the beginning or end of the offering period. Any unused balance in a participant's account at the end of an offering period is refunded, with interest. Shares to be purchased under the Plan are authorized shares of the Corporation.

Shares to be delivered to an employee will be registered in the employee's name.

The Corporation issued 47,792 shares of its common stock at $53.057 per share for the offering period ended May 31, 2002 and 50,896 shares of its common stock at $44.572 per share for the offering period ended May 31, 2001. The Plan disbursed $2,535,700 and $2,268,537 from the Plan to purchase those shares in June 2002 and June 2001, respectively.

The Plan had 1,095 participants at May 31, 2002 and 1,069 participants at May 31, 2001.

                         NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN


NOTE C -- INCOME TAX STATUS

It is the intention of the Corporation to have the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan accordingly are construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. At the time of issuance to the individual, the difference between the purchase price and the fair market value of the stock purchased under the Plan is not includable in the participant's gross income for federal income tax purposes.

NOTE D -- STOCK SPLIT

In April 2002, the Corporation's Board of Directors declared a two-for-one stock split in the form of a 100% stock dividend, payable on June 17, 2002 to stockholders of record on June 3, 2002. This split doubles the number of the Corporation's common shares issued, including those issued under the Plan, as well as those issuable under the Plan, and results in the per share price of the Corporation's common shares being reduced by 50%. There was no change to the total amount of cash disbursed from the Plan to purchase shares in June 2002.